UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Universal Health Realty Income Trust (the “Trust”) held its 2015 Annual Meeting of Stockholders at the offices of the Trust, at the Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Trust’s stockholders voted to: (i) elect two Class II members of the Board of Trustees to terms expiring at the Trust’s 2018 Annual Meeting of Stockholders; (ii) approve the non-binding vote on named executive officer compensation, and; (iii) ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final voting results were as follows:

Proposal No. 1: Election of Trustees:

	Marc D. Miller	James E. Dalton, Jr.

Votes cast in favor	7,311,511	7,327,823
Votes withheld	537,447	521,135
Broker non-votes	3,916,049	3,916,049

Proposal No. 2: The non-binding advisory vote on named executive officer compensation:

Votes cast in favor	7,413,402
Votes cast against	357,100
Votes abstained	78,456
Broker non-votes	3,916,049

Proposal No. 3: The shareholder proposal regarding the selection of KPMG, LLP, for the fiscal year ending December 31, 2015:

Votes cast in favor	11,547,183
Votes cast against	143,067
Votes abstained	74,758
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: June 5, 2015	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer